INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant             /x/
Filed by a party other than the registrant  / /
Check the appropriate box:

/ /  Preliminary proxy statement
/x/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   CRANE CO.
- - ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   CRANE CO.
- - ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-1.

                       [CRANE LOGO]

CRANE CO. 100 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902

                                            March 14, 1995

DEAR CRANE CO. SHAREHOLDER:

         You are cordially invited to attend the Annual Meeting of the Shareholders of Crane Co., to be held at 10:00 a.m. Eastern Daylight Time on Monday, May 8, 1995 at the Sheraton Stamford Hotel, Freedom II Meeting Room, One First Stamford Place, Stamford, Connecticut.

         The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our 1994 Annual Report also accompanies this proxy statement.

     It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.

                                        Sincerely,



                                        R.S. EVANS
                                        Chairman,
                                        Chief Executive Officer
                                        and President

                                   CRANE CO.
                            100 FIRST STAMFORD PLACE
                          STAMFORD, CONNECTICUT 06902

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 8, 1995

                                                                  March 14, 1995

To The Shareholders of Crane Co.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Shareholders of Crane Co. will be held at the Sheraton Stamford Hotel, Freedom II Meeting Room, One First Stamford Place, Stamford, Connecticut on Monday, May 8, 1995 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect three Directors to serve for three year terms until the Annual Meeting of Shareholders in 1998.

     2. To consider and act upon a proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 1995.

     3. To consider and act upon a proposal to approve the Company's Stock Option Plan as amended to make an additional 1,000,000 Shares of Common Stock available for grant and to comply with Section 162(m) of the Internal Revenue Code.

     4. To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.

     The Board of Directors has fixed the close of business on March 10, 1995, as the record date for the purpose of determining shareholders entitled to notice of and to vote at said meeting or any adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder during regular business hours for a period of ten days prior to the meeting at the offices of the Company at 100 First Stamford Place, Stamford, Connecticut.

     In order to assure a quorum, it is important that shareholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope.

                                   By Order of the Board of Directors,


                                   PAUL R. HUNDT
                                   Secretary

*****************************************************************************
If you expect to attend the meeting in person, we request that you write for your card of admission to the Secretary, CRANE CO., 100 First Stamford Place, Stamford, Connecticut 06902. You may use the enclosed envelope.
*****************************************************************************

                                   CRANE CO.
                            100 FIRST STAMFORD PLACE
                          STAMFORD, CONNECTICUT 06902

                               ------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 8, 1995

     The enclosed proxy is solicited by the Board of Directors of Crane Co. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Sheraton Stamford Hotel, Freedom II Meeting Room, One First Stamford Place, Stamford, Connecticut, on Monday, May 8, 1995, at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof. The enclosed proxy, properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for each nominee for election as a director; for the proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 1995; and for the proposal to approve the Company's Stock Option Plan as amended to make an additional 1,000,000 Shares of Common Stock available for grant and to comply with Section 162(m) of the Internal Revenue Code. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy. Proxies may be revoked by shareholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy, or by personal ballot at the meeting. The first date on which this proxy statement and enclosed form of proxy are being sent to the Company's shareholders is on or about March 14, 1995.

     Outstanding Shares and Required Votes. As of the close of business on March 10, 1995, the record date for determining shareholders entitled to vote at the meeting, the Company had issued and outstanding 30,153,625 Common Shares, par value $1.00 per share ("Common Shares" or "Common Stock"). Each Common Share is entitled to one vote at the meeting. Directors will be elected by a plurality, and the other proposals will require for approval a majority of the votes of the common shares present in person or represented by proxy at the meeting. Abstentions from the election of Directors will be treated as such. Abstentions from the proposals will, since they will not be recorded in favor of the proposals, have the effect of negative votes. Broker non-votes will be treated as shares as to which voting power has been withheld by the beneficial holders of the shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company will consist of nine members divided into three classes. At the meeting three Directors are to be elected to hold office for three year terms until the 1998 Annual Meeting and until their successors are elected and qualified. The proxy will be voted for election of the three Directors named in the following table, whose election has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the meeting, become unavailable for election as a Director, the persons named in the accompanying form of proxy will vote for such nominee, if any, in their discretion as may be recommended by the Board of Directors or the Board of Directors may reduce the number of Directors to eliminate the vacancy.

     The respective ages, positions with the Company, periods of service as Directors of the Company, business experience during the past five years, directorships in other companies, and shareholdings in the Company as of March 10, 1995 of both the nominees for election and those Directors whose terms will continue are set forth below:

                                                                   Common Shares
                                                                    Beneficially
                                                                     Owned (1)
                                                                  --------------
Nominees for Director to be Elected for Terms to Expire in 1998

MONE ANATHAN, III ................................................      1,285
  Age 56; Director since 1992. President, Filene's
    Basement Corp., Boston, MA (retailer), Other directorships: Filene's Basement Corp., Medusa
    Corporation, Brookstone, Inc., Harvard Community Health
    Plan, Advest Advantage Trusts.

RICHARD S. FORTE .................................................      6,587
  Age 50; Director since 1983. President, Forte Cashmere
    Company, Inc., South Natick, MA (importer and manufacturer). Other directorships: Medusa Corporation.

JEAN GAULIN ......................................................          0
  Age 52; Has not previously served as a Director.
    Chairman and Chief Executive Officer, Ultramar
    Corporation, Greenwich, CT, 1992 to present (petroleum refining and marketing); Chief Executive Officer of Ultramar PLC and President, Chief Executive Officer and
    Chairman of American Ultramar Limited (refining and marketing of gas and petroleum products, oil and gas exploration), 1984 to 1992. Other directorships:
    Ultramar Corporation, Quebec Telephone.


Directors Whose Terms Will Expire in 1996

E. THAYER BIGELOW, JR. ...........................................      9,607
  Age 53; Director since 1984. President and Chief
    Executive Officer, Time Warner Cable Programming Inc.,
    Stamford, CT, 1991 to present; President, Home Box
    Office, Inc. (cable programming and entertainment), a subsidiary of Time Warner Inc., 1988 to 1991. Other directorships: Medusa Corporation, 39 Lord Abbett
    Mutual Funds.

CHARLES J. QUEENAN, JR. ..........................................      6,852
  Age 64; Director since 1986. Partner, Kirkpatrick &
    Lockhart, Pittsburgh, PA (attorneys at law). Other directorships: Fansteel, Inc., Allegheny Ludlum
    Corporation, Medusa Corporation.

BORIS YAVITZ ......................................................     3,873
  Age 71; Director since 1987. Dean Emeritus, Columbia
    University Graduate School of Business, New York, NY;
    Deputy Chairman and Director, Federal Reserve Bank of
    New York, 1976 to 1982; Director, The Institute for the
    Future. Other directorships: Medusa Corporation.


Directors Whose Terms Will Expire in 1997

R. S. EVANS ....................................................... 1,260,950
  Age 51; Director since 1979. Chairman, Chief Executive
    Officer and President of the Company. Chairman and Chief Executive Officer of Medusa Corporation. Other directorships: Medusa Corporation, Fansteel, Inc., HBD
    Industries, Inc., Mid-Ocean Limited.

                                                                   Common Shares
                                                                    Beneficially
                                                                     Owned (1)
                                                                  --------------
DORSEY R. GARDNER .................................................     2,172
  Age 52; Director 1982 to 1986 and since 1989.
    President, Kelso Management Co., Inc., Boston, MA.
    (investment management). Other directorships: Medusa
    Corporation.

DWIGHT C. MINTON ..................................................    17,280
   Age 60; Director since 1983. Chairman of the Board and
     Chief Executive Officer, Church & Dwight Co., Inc., Princeton,
     NJ (manufacturer of consumer and specialty products). Other directorships: Church & Dwight Co., Inc., Medusa Corporation,
     Chemical Bank of New Jersey, First Brands Corporation.

- - -----------

(1) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. No Director except Mr. R. S. Evans owns more than 1% of the outstanding common shares of the Company. See Beneficial Ownership of Company Stock by Directors and Management, page 4.

     The Board of Directors met 13 times during 1994. The average attendance of Directors at those meetings was 92% and all Directors attended 75% or more of the Board and Committee meetings which they were scheduled to attend.

     In 1994 the Board of Directors had standing Executive, Audit and Organization and Compensation Committees. The Company does not have a standing nominating committee. The Executive Committee, which meets when a quorum of the full board cannot be readily obtained, met twice in 1994. The Audit Committee met 3 times in 1994 with the Company's management, internal auditors and independent auditors to review matters relating to the quality of financial reporting and internal accounting control and the nature, extent and results of their audits, and otherwise maintained communications between the auditors of the Company and the Board of Directors. The Organization and Compensation Committee met 5 times in 1994. (See the Committee's report on page 10.)

     The following Directors were members of committees during 1994: Executive Committee -- R. S. Evans, E. T. Bigelow, Jr., D.C. Minton and B. Yavitz; Audit Committee -- M. Anathan, III, R. S. Forte, D. R. Gardner, C. J. Queenan, Jr., (Chairman); Organization and Compensation Committee -- E. T. Bigelow, Jr., D. R. Gardner, D. C. Minton and B. Yavitz (Chairman).

     Compensation of Directors. The Company's standard retainer payable to each non-employee director is $25,000 per annum. Pursuant to the Non-Employee Director Restricted Stock Plan, non-employee directors receive, in lieu of cash, shares of Common Stock of the Company with a market value equal to that portion of the standard annual retainer which exceeds $15,000. All directors who are not full-time employees of the Company, of which there will be eight, participate in the plan. The shares are issued each year after the Company's annual meeting, are forfeitable if the director ceases to remain a director until the Company's next annual meeting, except in the case of death, disability or change in control, and may not be sold for a period of five years or until a director leaves the Board. In May 1994 each non-employee director received 380 restricted shares of Common Stock pursuant to the plan.

     Directors also receive $500 for each Board meeting attended. Non-employee members of the Executive Committee receive an annual retainer of $2,000. Members of other committees receive $500 and chairmen receive $750 for each committee meeting attended.

     The Crane Co. Retirement Plan for Non-Employee Directors provides for a benefit at age 65 equal to the participant's annual retainer in effect at the time the Director's service terminates, payable for a period of time equal to the number of years the participant has served on the Board and not as an employee. After two years of service, participants are 50% vested in benefits payable, and after each full year of service thereafter, participants are vested in an additional 10%. In the event of a change in control, or death or disability, participants are automatically 100% vested and in the case of a change in control, a minimum of seven years of retirement benefits is payable. Additionally, a participant leaving the Board after a change in control would be entitled to receive a cash payment such that the participant will retain, after all applicable taxes, the present value of all future retirement benefits payable under the plan. A former Director may receive his benefits prior to age 65 on an actuarially reduced basis and in the form of a joint and survivor benefit and/or a pre-retirement spouse benefit. The plan is unfunded and benefits thereunder are payable as an operating expense.

                     BENEFICIAL OWNERSHIP OF COMPANY STOCK
                          BY DIRECTORS AND MANAGEMENT

     To focus management attention on growth in shareholder value, the Company believes that officers and key employees should have a significant equity stake in the Company. It therefore encourages its officers and key employees to increase their ownership of and to hold Company Common Stock through the Stock Option, the Restricted Stock Award and Savings and Investment Plans. Directors also receive 40% of their annual retainer in Restricted Stock issued under the Non-Employee Director Restricted Stock Plan. The beneficial ownership of Company Common Stock by the non-employee directors as a group (see pages 2 and 3 for individual holdings), the executive officers named in the compensation table, the other executive officers of the Company as a group as of March 10, 1995 and by key employees as a group as of December 31, 1994 is as follows:

                                                                  Stock    Shares in
                                                   Shares        Options    Company     Total       % of Shares
                                                    Under     Exercisable   Savings     Shares      Outstanding
                                       Shares    Restricted      Within      Plan    Beneficially      as of
                                        Owned    Stock Plans   60 Days(1)  (401(k))    Owned (2)    3/10/95 (2)
                                     ---------   -----------  ------------ --------  ------------   -----------
Non-Employee Directors
 and Nominees as a Group
 (8 persons)                            44,996       2,660            0          0        47,656      0.16%
R.S. Evans                             906,452     120,000      230,000      4,498     1,260,950      4.18%
R.J. Muller                            104,045      40,500       45,000      5,683       195,228      0.65%
L.H. Clark                                   0      15,000       24,500        593        40,093      0.13%
D.S. Smith                                   0      25,000       39,000        596        64,596      0.21%
P.R. Hundt                             108,997      29,500       84,840      3,357       226,694      0.75%
Other Executive Officers
 (4 persons)                           100,839      54,000      183,017      7,773       345,629      1.15%
                                     ---------     -------      -------     ------     ---------      ----
Sub-Total--Directors and
 Executive Officers as a
 Group (17 persons)                  1,265,329     286,660      606,357     22,500     2,180,846      7.23%
Key Employees (51 persons)              42,425      50,000      363,459     48,108       503,992      1.67%
                                     ---------     -------      -------     ------     ---------      ----
Total                                1,307,754     336,660      969,816     70,608     2,684,838      8.90%
                                     =========     =======      =======     ======     =========      ====

- - ----------

(1)  Subject to forfeiture if established performance conditions are not met.

(2) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Does not include: 3,457,074 shares of Common Stock Owned by The Crane Fund (See Principal Shareholders of the Company); nor 226,876 shares of Common Stock owned by the Crane Fund for Widows and Children; nor an aggregate of 303,874 shares of Common Stock held by trusts for the pension plans of the Company and certain of its subsidiaries which shares may be voted or disposed of in the discretion of the trustees unless the sponsor of the particular plan directs otherwise. Messrs. Hundt, Smith and three other executive officers are Trustees of the Crane Fund for Widows and Children. None of the directors or trustees has any direct beneficial interests in, and all disclaim beneficial ownership of the shares held by the trusts. In addition, as of December 31, 1994, 2,919 employees of the Company held 805,387 shares of Common Stock in the Company's Savings and Investment Plan resulting in a total of 3,490,225 shares of Company Common Stock held by directors, officers, and employees or 11.57% of the outstanding shares as of March 10, 1995.



                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth the ownership by each person who owned of record or was known by the Company to own beneficially more than 5% of its Common Shares on March 10, 1995.

                                                                                    Nature of
                                                 Name and Address of               Beneficial      Percent
     Amount and Title of Class                     Beneficial Owner                Ownership      of Class
     -------------------------                 ------------------------            ----------     --------

     Common .................................  The Crane Fund (1)                   3,457,074       11.46%
                                               100 First Stamford Place
                                               Stamford, CT 06902

     Common .................................  FMR Corp (2)                         3,442,447       11.42%
                                               82 Devonshire Street
                                               Boston, MA 02109

- - ------------

(1) The Crane Fund is a charitable trust managed by trustees appointed by the Board of Directors of the Company. The incumbent trustees are, G.A. Dickoff, P.R. Hundt, R.B. Phillips, M.L. Raithel, and D.S. Smith, all of whom are executive officers of the Company. Pursuant to the trust instrument, the shares held by the trust shall be voted by the trustees as directed by the Board of Directors, the distribution of the income of the trust for its charitable purposes is subject to the control of the Board of Directors, and the shares may be sold by the trustees only upon the direction of the Board of Directors acting by a two-thirds vote. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by the Crane Fund.

(2) As set forth in a Schedule 13G dated February 13, 1995, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,191,103 shares as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 3,191,103 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in
     Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 251,344 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive power over 251,344 shares and sole power to vote or to direct the voting of 169,844 shares, and no power to vote or to direct the voting of 81,500 shares owned by the institutional account(s) as reported above. Edward C. Johnson 3d and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp.

                                       5

                             EXECUTIVE COMPENSATION

A: Summary Compensation Table

     The following table sets forth the compensation paid to the Company's Chief Executive Officer and to each of the four most highly paid executive officers for each of the last three completed fiscal years.



                              Annual Compensation                        Long Term Compensation
                             -----------------------------  --------------------------------------------------
                                                                      Awards             Payout
                                                            --------------------------  ---------
                                                    Other    Restricted (2) Securities                All(1)
                                                   Annual         Stock     Underlying  LTIP (2)      Other
     Name and                                   Compensation    Award(s)     Options/    Payouts   Compensation
 Principal Position   Year   Salary($) Bonus($)       $             $        SARs (#)      ($)          ($)
- - --------------------  ----  ---------- -------     -------      -------     --------       ---       ------
R.S. Evans
 Chairman, Chief       1994  610,000   347,457    112,031          0          60,000        0         6,926
 Executive Officer &   1993  610,000   308,463    104,063          0          40,000        0         6,452
 President             1992  610,000   210,099    266,028(3)       0          40,000        0         6,222
R.J. Muller            1994  240,000   181,662     34,361          0          12,000        0         5,699
 Executive Vice        1993  235,000   146,985     33,188          0          12,000        0         5,552
 President             1992  235,000   124,617     28,267          0          10,000        0         5,418
L. H. Clark            1994  240,000   121,714      9,375          0          20,000        0         7,523
 Executive Vice        1993  173,327    15,124      2,813          0          10,000        0         5,560
 President             1992  142,004    50,702          0          0           7,000        0         2,598
D.S. Smith             1994  206,908   109,349     15,939          0          25,000        0         5,000
 Vice President--      1993  131,000    74,283      6,750          0          12,000        0         4,497
 Finance & Chief       1992  125,000    44,362      3,376          0          10,000        0         4,364
 Financial Officer
P.R. Hundt             1994  200,000    79,010     26,110          0          15,000        0         7,422
 Vice President,       1993  194,000    70,224     25,405          0          15,000        0         5,495
 General Counsel &     1992  187,000    47,974     23,390          0          15,000        0         5,347
 Secretary

- - -----------

(1) Amounts in each case include the Company's matching contribution of $4,620 for the purchase of company stock in the Company's Saving & Investment Plan
     (401k) and premiums for life insurance.

(2) Certain shares of restricted stock issued under the Company's Restricted Stock Award Plan are subject to performance based conditions on vesting and are classified as long term incentive awards reportable upon grant in Section D. Long Term Incentive Awards In Last Fiscal Year and in the column LTIP Payouts of this table upon vesting. The shares of restricted stock under that plan held by each of the persons identified in the table and the aggregate value thereof at December 31, 1994 were as follows:

                                      Restricted Stock Award
                  --------------------------------------------------------------
                   Restricted                        Aggregate
                   Stock Held          LTIP          Restricted       Aggregate
                  # of Shares      # of Shares      Shares Held         Value
                  -----------      -----------      -----------       ----------

R.S. Evans ......      0             120,000           120,000        $3,225,000
R.J. Muller .....      0              40,500            40,500         1,088,438
L.H. Clark ......      0              15,000            15,000           403,125
D.S. Smith ......      0              25,000            25,000           671,875
P.R. Hundt ......      0              29,500            29,500           792,813

     Dividends paid on all restricted stock are reported in the column Other Annual Compensation of this table.

(3) $162,434 of $266,028 relates to an adjustment required to a 1989 and 1990 tax gross-up based upon a tax assessment received.

(4) The named executives have credited to their accounts under the Company's EVA Incentive Compensation Plan for Executive Officers (see Company's Organization & Compensation Committee Report on page 10) the following amounts which are subject to increase or decrease in future years: R.S. Evans $649,914; R.J. Muller $363,324; L.H. Clark $243,428;D.S. Smith
     $218,698; P.R. Hundt $158,020. Under the program one third of the account balance in any year will be payable to the named executive.


B. Option Grants in Last Fiscal Year.

     The following table shows all individual grants of stock options to the named executive officers of the Company during the fiscal year ended December 31, 1994.



                               Number of           % of
                              Securities      Total Options/
                              Underlying          SARs(1)
                               Options/         Granted to        Exercise or
                                 SARs          Employees in       Base Price        Expiration       Grant Date
Name                          Granted (1)       Fiscal Year       $/(Sh) (2)          Date           Value (3)
- - ----                         -------------     -------------     ------------        --------        ----------
R.S. Evans .................    60,000             17.2%            $26.81           5/09/2004        $733,500
R.J. Muller ................    12,000              3.4%             26.81           5/09/2004         146,700
L.H. Clark .................    20,000              5.7%             26.81           5/09/2004         244,500
D.S. Smith .................    25,000              7.2%             26.81           5/09/2004         305,625
P.R. Hundt .................    15,000              4.3%             26.81           5/09/2004         183,375

- - -------------

(1)  The Company does not grant SARs.

(2) The option price of options granted under the plan were and may not be less than 100% of the average fair market value of the shares on the date of grant. Options granted become exercisable 50% one year, 75% two years and 100% three years after grant and expire, unless exercised, ten years after grant. If employment terminates, the optionee may exercise the option only to the extent it could have been exercised on the date his employment terminated and within three months thereof. In the event employment terminates by reason of retirement, permanent disability or change in control, options become fully exercisable. The exercise price may be paid by delivery of shares owned for more than six months and income tax obligations related to exercise may be satisfied by surrender of shares received upon exercise, subject to certain conditions.


(3) The amounts shown were calculated using a Black-Scholes option pricing model which derived a value of $12.225 per share for each option granted on May
     9, 1994. The estimated values assume a risk-free rate of return of 7.49% based upon the 10-year Treasury (adjusted for constant maturities) from the Federal Reserve Statistical Release H.15 (519), stock price volatility of .83 as measured by Media General Financial Services, a dividend payout rate of 0 and an option term of 10 years. The option value was not discounted to reflect the vesting period of the options or to reflect any exercise or lapse of the options prior to the end of the ten year option period. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.


C. Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

     The following table provides information concerning each option exercised during the fiscal year ended December 31, 1994 by each of the named executive officers and the value of unexercised options held by such executive officers on December 31, 1994.


                                                          Number of Securities         Value of Unexercised
                                                         Underlying Unexercised            In-the-money
                                                           Options/SARs(1) at           Options/SARs(1) at
                       Shares                             Fiscal Year End (#)          Fiscal Year End ($)(2)
                      Acquired on       Value           -------------------------    -------------------------
Name                 Exercise (#)     Realized ($)      Exercisable/Unexercisable    Exercisable/Unexercisable
- - ----                 ------------     ------------      -------------------------    -------------------------
R.S. Evans .........      0                0                 180,000/90,000               $666,550/15,150
R.J. Muller ........      0                0                  68,500/20,500                 247,938/3,968
L.H. Clark .........      0                0                  10,250/26,750                   3,844/3,831
D.S. Smith .........      0                0                  21,000/33,500                   9,751/4,813
P.R. Hundt .........      0                0                  69,840/26,250                 297,057/5,194

- - ------------

(1)  The Company does not grant SARs.

(2) Computed based upon the difference between aggregate fair-market value and aggregate exercise price.

                                       7

D. Long Term Incentive Awards In Last Fiscal Year

     The following table shows long term incentive awards to the named executive officers during the fiscal year ended December 31, 1994.


                                        Performance                Estimated Future Payouts under Non-Stock
                      Number             or Other                               Price-Based Plans
                     of Shares          Period Until          --------------------------------------------------
                  Units or Other        Maturation              Threshold         Target             Maximum
Name                Rights (#)           or Payout              ($ or #)         ($ or #)           ($ or #)
- - ----              --------------     -------------------      -------------     -------------     -------------

R.S. Evans .....        40,000          50% 11/09/96;         20,000 shares     20,000 shares     40,000 shares
                                     50% to 100% 5/09/99        11/09/96           5/09/99
R.J. Muller ....         5,000          50% 11/09/96;         2,500 shares      2,500 shares       5,000 shares
                                     50% to 100% 5/09/99        11/09/96           5/09/99
L.H. Clark .....        10,000          50% 11/09/96;         5,000 shares      5,000 shares      10,000 shares
                                     50% to 100% 5/09/99        11/09/96           5/09/99
D.S. Smith .....        15,000          50% 11/09/96;         7,500 shares      7,500 shares      15,000 shares
                                     50% to 100% 5/09/99        11/09/96           5/09/99
P.R. Hundt .....         5,000          50% 11/09/96;         2,500 shares      2,500 shares       5,000 shares
                                     50% to 100% 5/09/99        11/09/96           5/09/99


     All long term incentive awards ("LTIP shares") were made under the Company's restricted stock award plan. During the restriction period the LTIP shares are subject to forfeiture and may not be sold, transferred, assigned or pledged ("the restrictions"). The restrictions on the LTIP shares shall automatically lapse:

     1) On fifty percent (50%) of the LTIP share award on November 9, 1996 if on that date the total return on the Company's shares (based on stock price appreciation with dividends reinvested in Company stock) since May 9, 1994 exceeds 125% of the S&P 500 total return;

     2) On fifty percent (50%) of the LTIP share award on May 9, 1999 if on that date the total return on the Company's shares (based on stock price appreciation with dividends reinvested in Company stock) since November 9, 1996 exceeds 125% of the S&P 500 total return;

     3) On one hundred percent (100%) of the LTIP share award on May 9, 1999 (if any portion thereof remains unvested by reason of the failure to satisfy Section 1 and 2 above) if on that date the total return on the Company's shares (based on stock price appreciation with dividends reinvested in Company stock) since May 9, 1994 exceeds 125% of the S&P 500 total return;

     4) Restrictions lapse on death, permanent disability, normal retirement age or a change in control;

     5) Income and excise tax if any are grossed up upon lapse in restrictions.

     On May 9, 1994 the average price of a Company common share was $26.8125. However, absent death, disability or a change-in-control, recipients will realize value (other than dividends) only if the objectives stated above are achieved. Thus there is no assurance that any of the LTIP shares awarded will have value to the recipients.

E. Performance Graph

     The following performance graph compares the total return to shareholders of an investment of $100 in each of Crane Co. Common Stock, the S&P 500 Index and the Dow Jones Industrial-Diversified Index in which the Company is included as one of 18 companies from December 31, 1989 to December 31, 1994. "Total Return" means the increase in value of an investment in a security over a given period assuming reinvestment in that security of all dividends received thereon during the period.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     Among Crane Co., S&P 500 and Dow Jones Industrial-Diversified Index(1)
                        Fiscal Year Ending December 31,

                ....Graphical Representation of Data Table Below.....

                                             1989        1990        1991        1992        1993        1994
- - ---------------------------------------------------------------------------------------------------------------
Crane Co.                        ($)          100          89         108         112         120         134
- - ---------------------------------------------------------------------------------------------------------------
S&P 500                          ($)          100          97         126         136         150         152
- - ---------------------------------------------------------------------------------------------------------------
DJ Industrial--Diversified       ($)          100          93         115         134         164         150
- - ---------------------------------------------------------------------------------------------------------------

(1)  Peer companies in the Dow Jones Industrial-Diversified Index are:
     Allied-Signal, CBI Industries, Cooper Industries, Dexter Corp., Dover Corp., FMC Corp., Harsco Corp., Illinois Tool Works, Ingersoll-Rand Co., National Service Industries, Parker Hannifin Corp., PPG Industries, Raychem Corp., Stanley Works, Tenneco Inc., Trinova Corp. and Tyco International. In prior years, the S&P Manufacturing (Diversified Industrial) Index, which includes 12 companies, was used for comparison. In management's opinion, the eighteen companies that comprise the Dow Jones Industrial-Diversified Index more closely parallel the products made and markets served by Crane Co. and thus represent a better benchmark for comparison. The five year cumulative total return of the S&P Manufacturing (Diversified Industrial) Index would have shown an ending investment value of $166 compared to the $150 investment value shown by the Dow Jones Industrial-Diversified Index.

                        Report on Executive Compensation
                      by the Organization and Compensation
                            Committee of the Company

     In 1994 the Organization and Compensation Committee (the "Committee"), which consists of four independent directors, continued its three-pronged approach to executive officer and key employee compensation: first, it paid competitive base salaries; second, it linked both short-term and long-term incentive compensation directly or indirectly to increases in shareholder value; and third, it established significant rewards for improved shareholder returns with Common Stock of the Company, and strongly encouraged executive officers and key employees to hold a significant portion of their net worth in Company stock.

     A. Base Salaries. The Company attempts to pay competitive base salaries to attract and retain the highly qualified executive officers needed to manage the Company and its business units. From time to time, the Committee will retain independent compensation consultants or review widely published general surveys of compensation practices of a broad range of industrial companies to determine whether salary levels remain generally competitive for equivalent positions. For 1994, the Company limited increases for executive officers to 4% overall.

     B. Performance Focused Medium Term Incentive Compensation. The Company's annual incentive compensation program utilizes the principles of Economic Value Added ("EVA") with a three year rolling horizon. EVA is defined as the difference between the return on total capital invested in the business and the cost of capital, multiplied by total capital employed ("EVA Calculation"). Compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, EVA has the highest statistical correlation with the creation of value for shareholders. The program does not involve the establishment or meeting of any goals. Rather, the increase or decrease in EVA for a business unit during the year, both absolutely and compared to the prior year, is the sole basis for any incentive compensation award, thereby motivating managers to focus on continuous value improvement.

     Awards are uncapped to provide maximum incentive to create value. While particular EVA formulas are tailored to the size and unique characteristics of the business unit or units for which a specific executive is responsible, the key elements of the EVA formula applicable to any individual are the Cost of Capital (generally the cost of capital to the Company), the Return on Capital, the Amount of Capital employed in the business unit, the Net Operating Profits of the unit after tax, and the prior year's EVA. Awards are calculated on the basis of year-end results, and award formulas utilize both a percentage of the change in EVA of a business unit from the prior year, whether positive or negative, and a percentage of the positive EVA, if any, in the current year. The EVA award is usually calculated for an entire business unit and the executive receives a percentage of the unit's award. For executive officers responsible for more than one business unit, the formula is based on a percentage of the aggregate EVA, positive or negative, of the units reporting to the executive.

     After the EVA award, whether positive or negative, for a particular year has been determined, it is credited to the executive's "bank account". If the executive's account is a positive number, 33 1/3% of the account balance is paid to the executive in cash annually. The remainder of the account balance represents that individual's "equity" in the account for future years. If EVA awards are negative, an account balance can be negative. In such case, the officer will receive no incentive compensation payments until the aggregate of subsequent EVA awards results in a positive account balance. Each year, the Company adds interest to a positive balance or charges interest on a negative balance at an appropriate money market rate. The account is subject to forfeiture in the event an executive officer leaves the Company by reason of termination or resignation. The bank account concept with the vulnerable three-year payout gives the annual incentive compensation program a longer-term perspective and provides participants with ownership incentives as the account balances build or decline. Although the program is formula driven, the Committee retains discretion to review and adjust its impact on business units and individuals for reasonableness and to preserve its incentivizing objectives.

     C. Shareholder Return Focused Long-term Incentive Compensation. The Company has used its existing Stock Option Plan and Restricted Stock Award Plan as the foundation for a long-term stock-based incentive compensation program focused on shareholder return. The Committee believes that, as their holdings of and potential to own Company stock increase, executive officers in particular will approach their responsibilities more and more like owners of the Company. This philosophy starts with the Board of Directors, the non-employee members of which now receive 40% of their annual retainer in Company Stock. To date, 11.57% of the Company's Common Stock is beneficially owned by the directors, management and the employees, with the CEO owning 4.18% and the four other Named Executive Officers owning 1.74%. (See Beneficial Ownership of Company Stock by Directors and Management, page 4.)

     (i) The Stock Option Plan. The Stock Option Plan is administered by the Committee, which is authorized to grant options to key employees of the Company or any majority-owned subsidiary of the Company. Options granted become exercisable 50% one year, 75% two years and 100% three years after grant and the option price must not be less than 100% of the average fair market value on the date of grant. Options expire, unless exercised, ten years after grant. Because the Company's Stock Option Plan requires that options be granted at no less than fair market value, a gain can only result if the Company's share price increases from the date of grant. This ties this incentive program directly into increases in shareholder value. In 1994, the Committee granted 349,500 stock options to the officers and key employees of the Company. In order to continue the option program, the Company is proposing at the 1995 Annual Meeting that an additional 1,000,000 shares be made available for grant. (See Proposal to Approve Stock Option Plan as Amended, page 14.)

     (ii) The Company's Restricted Stock Award Plan. Under the Restricted Stock Award Plan, restricted shares of the Company's Common Stock may be awarded to selected key officers and employees. The Committee administers the plan and has the authority to select participants to determine the amount and timing of awards, restriction periods, market value thresholds and any terms and conditions applicable to grants. Since 1990 the Committee has established various performance goals for the lapse of restrictions on stock awarded under the Plan involving the achievement over 2 1/2 and 5 year intervals of returns for the Company's shareholders equal to or better than either 150% or 125% of the shareholder return of the S&P 500 or 17 1/2% compounded annually. Since none of the conditions have been met, no restricted stock awarded since 1990 has vested to date and, if the conditions are not met, the restricted stock awards will be forfeited after five (5) years. In 1994, the Committee awarded 110,500 shares of restricted stock to officers and employees of the Company. (See
Long Term Incentive Awards in Last Fiscal Year on p. 8 for a description of the 1994 performance goals.)

     D. Compensation for the Chief Executive Officer. The Committee is of the view that the CEO's compensation package should emphasize incentives closely linked to shareholder return through significant grants of stock options and performance based restricted stock. Thus, the 1994 base salary of the Chief Executive Officer who also serves as President and Chief Operating Officer remained at $610,000, a level established in 1990, which in the judgment of the Committee is appropriate for an individual having such broad responsibilities. His 1995 base salary will also remain at that level. As a result, increases in CEO compensation can only result from improvements in corporate performance and shareholder returns. The CEO's 1994 incentive compensation award of $715,401 under the EVA Incentive Compensation Plan for Executive Officers was calculated on the basis of the increase in the Company's EVA in 1994 plus a percentage of that EVA and credited to his "account" as provided for in the plan. The actual amount paid to the CEO in 1994 from his account was $347,457. The balance in the account is subject to increase or decrease depending upon EVA in subsequent years. In view of the additional responsibilities resulting from the recent acquisition of five companies which increased the size of the Company by approximately one-third, the CEO was awarded 40,000 shares of performance based restricted stock under the Restricted Stock Award Plan and 60,000 options under the Stock Option Plan which in the Committee's judgment will provide the appropriate incentive. If the established performance goals are not met, (See Long Term Incentive Awards in Past Fiscal Year p. 8 above), the restricted stock will be forfeited at the end of five years.

     E. Omnibus Budget Revenue Reconciliation Act of 1993. In 1993, Congress adopted the Omnibus Budget Revenue Reconciliation Act of 1993, certain provisions of which (Section 162(m) of the Internal Revenue Code) for tax years beginning after December 31, 1993 limit to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company's proxy statement unless the compensation meets certain specific requirements. The Company believes that all long-term incentive awards to date under the Stock Option and Restricted Stock Award Plans will meet the requirements of Section 162(m) for deductibility. The EVA Incentive Compensation Program for Executive Officers which was approved by the shareholders at the 1994 Annual Meeting, is intended to constitute a performance based plan meeting the criteria for continued deductibility set out in the proposed regulations.
As a matter of policy, the Committee intends to develop and administer compensation programs which will maintain deductibility under Section 162(m) for all executive compensation, except in the limited circumstance when the materiality of the deduction is in the judgment of the Committee significantly outweighed by the incentive value of the compensation. To that end, the Company is proposing this year that the shareholders approve the Stock Option Plan as amended to authorize an additional 1,000,000 shares for which options may be granted under the Plan and to comply with Section 162(m).

                         Submitted by:

                         The Organization and Compensation
                         Committee of the Board of Directors of Crane Co.

                         B. Yavitz, Chairman
                         E. T. Bigelow, Jr.
                         D. R. Gardner
                         D. C. Minton

Retirement Benefits

     All officers of the Company, including the individuals identified in the Compensation Table, are participants in the Company's pension plan for non-bargaining employees. Non-Employee Directors do not participate in the Plan. Certain amounts realized from participation in the stock option plans of the Company and in a former Stock Appreciation Rights Plan, which are included for pension purposes in the Compensation Table, are included in the computation of compensation prior to January 1, 1993, but are excluded from such computation thereafter.

     Eligibility for retirement benefits is subject to certain vesting requirements which, effective January 1, 1989, include completion of five years of service where employment is terminated prior to normal or other retirement or death as determined by applicable law and the Plan. Benefit accruals continue for years of service after age 65.

     The annual pension benefits payable under the pension plan are equal to 1 2/3% per year of service of the participant's average annual compensation during the five highest compensated consecutive years of the ten years of service immediately preceding retirement less 1 2/3% per year of service of the participant's Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit.

     The table below sets forth the estimated annual benefit payable on retirement at normal retirement age (age 65) under the Company's plan based on benefit accruals through December 31, 1994 for specified salary and years of service classifications, and assumes benefits to be paid in the form of a single life annuity. The amounts have not been reduced by the Social Security offset referred to above.

                               PENSION PLAN TABLE

    Average                                              Years of Service
    Annual                              ------------------------------------------------------------
  Compensation                            10            20          25          30            35
  ------------                          -------      -------     --------     --------      --------
$150,000 .........................      $25,005      $50,010     $ 62,513     $ 75,015      $ 87,518
$175,000 .........................       29,173       58,345       72,931       87,518       102,104
$200,000 .........................       33,340       66,680       83,350      100,020       116,690
$225,000 .........................       37,508       75,015       93,769      112,523       131,276*
$235,000 .........................       39,175       78,349       97,936      117,524       136,111*
$250,000** .......................       41,675       83,350      104,188      125,025*      145,863*

- - --------------------

* Effective January 1, 1995, the actual retirement benefit at normal retirement date payable pursuant to Section 235(a) of the Tax Equity and Fiscal Responsibility Act of 1982 (and subsequent to 1986 at the age at which unreduced Social Security benefits may commence pursuant to the Tax Reform Act of 1986) may not exceed the lesser of $120,000 or 100% of the officer's average compensation during his highest three consecutive calendar years of earnings (the "Tax Act Limitation"). The Tax Act Limitation will be adjusted annually for changes in the cost of living. The dollar limit is subject to further reduction to the extent that a participant has fewer than ten years of service with the Company or ten years of participation in the defined benefit plan.

** Between January 1, 1989 and December 31, 1993, for the purpose of determining benefit accruals and benefit limitations under the pension plan for all plan years beginning in 1989, a participant's compensation is deemed to be limited to $200,000 indexed for inflation ($235,840 for 1993) ("Limitation"). As a result of the Limitation, the covered compensation under the Company's pension plan for each of Messrs. Evans, Clark, Muller, Smith and Hundt (who have 21, 4, 10, 3 and 26 years of service credit, respectively) was limited to $235,840 in 1993. However, in no event will the Limitation reduce any participant's accrued benefit below his accrued benefit as of December 31, 1988. Commencing January 1, 1994, the compensation limit was further reduced to $150,000 indexed for inflation in future years ("OBRA '93 Limitation"). As a result of the OBRA '93 Limitation, the covered compensation under the Company's pension plan for the foregoing individuals is limited to $150,000, but in no event will the OBRA '93 Limitation reduce any participant's accrued benefit as of December 31, 1993.

Other Agreements and Information

     The Company has entered into indemnification agreements with R.S. Evans, each other Director of the Company, and P.R. Hundt, the form of which was approved by the shareholders of the Company at the 1987 Annual Meeting. The Indemnification Agreements require the Company to indemnify the officers or directors to the full extent permitted by law against any and all expenses, (including advances thereof), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against such person arising out of the fact that he was a director, officer, employee, trustee, agent or fiduciary of the Company or was serving as such for another entity at the request of the Company, to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack thereof.

     Each of the individuals named in the Compensation Table (and certain other executive officers) has an agreement which, in the event of a change in control of the Company, provides for the continuation of the employee's then current base salary, bonus plan, and benefits for the three year period following the change in control. Upon termination within three years after a change in control, by the Company without cause or by the employee with "Good Reason" (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the last year's bonus, three times (Evans, Smith, and Hundt) or two times (Clark and Muller) his annual salary and either the last year's bonus or the average of the last three years' bonuses if higher, and all accrued deferred compensation and vacation pay. Employee benefits also continue for three years after termination. "Good Reason" under the agreements includes, among other things, any action by the Company which results in a diminution in the position, authority, duties or responsibilities of the employee. The agreements of Messrs. Evans, Smith and Hundt and certain other executive officers not named in the Compensation Table also provide that the employee may terminate for any reason during the 30 day period immediately following the first year after the change of control, which shall be deemed "Good Reason" under the agreement. If it is determined that any economic benefit or payment or distribution by the Company to the individual, pursuant to the agreement or otherwise, (including, but not limited to, any economic benefit received by the employee by reason of the acceleration of rights under the various options and restricted stock plans of the Company) ("Payment") is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code"), the agreements provide that the Company shall make additional cash payments to the employee such that after payment of all taxes including any excise tax imposed on such payments, the employee will retain an amount equal to the excise tax on all the Payments. The agreements are for a three year period, but are automatically renewed annually for a three year period unless the Company gives notice that the period shall not be extended.

                      OTHER TRANSACTIONS AND RELATIONSHIPS

Transactions

     During 1994, the Company purchased approximately $270,760 worth of products from Peerless-Winsmith, Inc. ("Peerless"), a wholly-owned subsidiary of HBD Industries, Inc. ("HBD"). Mr. T.M. Evans, the father of Mr. R.S. Evans, is the controlling shareholder and a director of both companies. Mr. R.S. Evans is a shareholder and director of HBD. The law firm of Kirkpatrick & Lockhart, of which Mr. Queenan is a partner, furnished legal services to the Company in 1994.

Compensation Committee Interlocks and Insider Participation

     No member of the Organization and Compensation Committee is or has ever been an employee of the Company and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of this Committee is an executive officer.

                     APPROVAL OF THE SELECTION OF AUDITORS

     The Board of Directors proposes and recommends that the shareholders approve the selection of the firm of Deloitte & Touche LLP as independent auditors for the Company for 1995. Deloitte & Touche LLP have been the independent auditors for the Company since 1979. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Deloitte & Touche LLP to audit the books and accounts of the Company for the current year. In accordance with the Company's practice, a member of the firm will attend the Annual Meeting, have an opportunity to make a statement if he desires to do so and to respond to appropriate questions which may be asked by shareholders.

                              PROPOSAL TO APPROVE
                          STOCK OPTION PLAN AS AMENDED

     The Board of Directors believes that the Company's stock option program is an integral part of the Company's approach to long term shareholder return focused incentive compensation, and its continuing efforts to align shareholder and management interests. Since only 147,447 shares remain available for grant under the Plan, it is most desirable, that the shareholders approve the Stock Option Plan ("Plan") as amended to make an additional 1,000,000 shares of Common Stock, par value $1, of the Company available for grant. It is also appropriate at this time to amend the Plan in certain technical respects to meet the requirements of Section 162(m) of the Internal Revenue Code and any proposed or future regulations thereunder ("Section 162(m)") in order to preserve for the Company in the future the deductibility of all compensation which executive officers of the Company may be deemed to receive upon the exercise of options under the Plan. The Section 162(m) amendments provide (1) that if any member of the Organization and Compensation Committee does not meet the qualifica-tions for an "outsider director" established from time to time under Section 162(m), the remaining members of the Committee (but not less than two) shall administer the Plan, and (2) that the maximum number of options which may be awarded under the Plan to any single individual during a single year may not exceed 200,000.

     When the Plan was first approved by the shareholders in 1984, 500,000 Shares of Common Stock were authorized for options to key employees of the Company or its majority owned subsidiaries. In 1987 and 1991 additional grants of 750,000 and 1,000,000 shares, respectively, of Common Stock were authorized. These amounts were adjusted as applicable for a 2% share distribution in 1985, 50% stock distributions in 1986 and 1989, and a three for two stock split in 1987. The Plan, originally scheduled to expire in 1994, has been extended to 1999.

     The market value of the Company's Common Stock on March 10, 1995 was $30.25 per share.

Principal Features of the Stock Option Plan, as Proposed to be Amended

a. Administration

     The Plan will continue to be administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"). All members of which shall be independent directors, provided however, if any member of the Committee does not meet the qualifications for an "outside director" established from time to time by Section 162(m), the remaining members of the Committee (but not less than two) shall administer the Plan.

b. Amount of Stock

     The Plan will provide for an additional 1,000,000 shares of common stock of the Company either out of the authorized and unissued shares, or out of treasury shares, subject to adjustment as set forth below. The maximum number of shares for which options may be granted under the Plan to any single individual in any year shall not exceed 200,000 shares. Options under the Plan may in the discretion of the Committee be designated as Incentive Stock Options ("ISOs") or non-qualified options. ISOs are governed by Section 422 of the Internal Revenue Code. ISOs awarded prior to January 1, 1987 could not be exercised while there was outstanding any other prior granted ISO. ISOs issued after December 31, 1986 may be exercised in any order and whether or not a prior option is then outstanding. However, the aggregate fair market value of shares of common stock at the date of grant with respect to which ISOs are exercisable for the first time during any calendar year may not exceed $100,000. To permit continued compliance with the rules of the Internal Revenue Code without the delay or expense incidental to a meeting of shareholders, the Plan permits the Committee to amend all ISOs to comply with, or to the extent permitted by, changes or amendments to Section 422 of the Internal Revenue Code or the rules or regulations thereunder.

c. Eligibility and Participation

     Only key employees of the Company and any majority-owned subsidiary are eligible to participate, including officers or employees who may also be directors of the Company or of any of its subsidiaries, but not including any employee who owns more than 10% of the stock of the Company or any such subsidiary. No member of the Committee or other non-employee Director will be eligible to receive stock options under the Plan. The Committee, in its discretion upon the recommendation of management, determines those employees who, as key employees, will be granted options and the amounts thereof. In 1994, the Committee granted options to the five executive officers named in the Compensation Table, to the other executive officers and to other officers and key employees of the Company as follows:


                                                       Stock Option Plan
                                                      Number of Securities      Grant Date
   Name                                               Underlying Options        Value $ (1)
   ----                                              --------------------     -------------
R. S. Evans .........................................      60,000              $  733,500
R. J. Muller ........................................      12,000                 146,700
L. H. Clark .........................................      20,000                 244,500
D. S. Smith .........................................      25,000                 305,625
P. R. Hundt .........................................      15,000                 183,375
Other Executive Officers (4 Persons) ................      40,000                 489,000
                                                          -------              ----------
Sub Total--Executive Officers as a Group
 (9 Persons) ........................................     172,000               2,102,700
Other Officers and Key Employees
 (46 Persons) .......................................     177,500               2,169,938
                                                          -------              ----------
  Total .............................................     349,500              $4,272,638
                                                          =======              ==========

- - ----------------

(1) The amounts shown were calculated using a Black-Scholes option pricing model which derived a value of $12.225 per share for each option granted on May 9, 1994. The estimated values assume a risk-free rate of return of 7.49% based upon the 10-year Treasury (adjusted for constant maturities) from the Federal Reserve Statistical Release H.15 (519), stock price volatility of .83 as measured by Media General Financial Services, a dividend payout rate of 0 and an option term of ten years. The option value was not discounted to reflect the vesting period of the options or to reflect any exercise or lapse of the options prior to the end of the ten year option period. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.


d. Purchase Price

     Options will be granted at a price not less than 100% of the average fair market value of the shares on the date of grant. Shares available for option or subject to options granted and the option price thereof will be increased or decreased proportionately for any stock split, stock dividend or other similar share adjustment. The Committee may also make appropriate, discretionary adjustments or conversions for any future mergers, exchanges of securities, reorganizations or liquidations in whole or in part. The purchase price shall be paid in full upon the exercise of an option either in cash or in whole or in part with common shares previously owned by an optionee and valued on the basis of fair market value on the date the option is exercised. (The Committee requires that shares surrendered to exercise an option have been held for at least six months thereby effectively prohibiting the practice of "pyramiding" whereby an option holder could start with a relatively small number of shares and by a series of successive and substantially simultaneous exercises and surrenders exercise all of his then exercisable stock options with no additional cash and no more investment than the few original shares). The Committee may also (although it shall not be obligated to do so), authorize the acceptance of an optionee's surrender of his right to exercise an option, or portion thereof, and the payment to the optionee of the difference between the fair market value of the shares underlying the option or portion thereof and the option price thereof, in cash, or partly in cash and partly in shares.

e. Conditions on Exercise of Option

     Each option may be exercised in whole or in part (in lots of ten shares or a multiple thereof) commencing one year from the date of grant and ending ten years from such date, but no more than three months after termination of employment, or one year from date of death, and the option may be exercised, respectively, by the employee or his heirs only to the extent that the employee was entitled to do so on the date of termination of employment or death. No option shall be transferable except by will or by the laws of descent or distribution. Beginning one year from the date of grant, an option may be exercised by an employee at a cumulative rate not in excess of 50% of the total shares available during the second year, 75% during the third year and 100% thereafter.

     If an optionee retires or ceases to be employed by reason of permanent disability or after a change-in-control, the optionee may exercise an outstanding option in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such option or any portion thereof, at any time within three months thereafter but not after the expiration of the term of the option. The term "change-in-control" means (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

f. Amendment or Termination

     The Plan may be terminated or amended by the Board of Directors at any time except as to outstanding options. The Directors may also amend the Plan in their discretion to comply with applicable laws or governmental regulations but no such change may be made which would either increase the number of shares under the Plan or change the minimum purchase price.

g. Expiration Date

     No options under the Plan may be granted after May 1, 1999.

h. Miscellaneous

     Neither the adoption of the amendments to the Plan by the Board of Directors nor the submission of the Plan as amended to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases. If the Plan as amended is not approved by the shareholders, no further grants under the Plan will be made after the shares presently authorized for grant have been exhausted.

i. Tax Aspects

     Under present Federal income tax laws and regulations, the receipt of an option granted under the Plan, whether non-qualified or an ISO, will not be subject to any tax and the Company will not be entitled to a deduction. Upon exercise of a non-qualified stock option, an optionee, other than an optionee who is an officer of the Company, will recognize ordinary income in an amount equal to the amount by which the fair market value of each share on the date of exercise exceeds the option price. The amount so recognized as income will be deductible by the Company, subject to the rules for reasonableness of compensation and, in connection with the Executive Officers of the Company named in the Company's Proxy Statement from time to time, the compliance of this Plan with Section 162(m). If an officer cannot dispose of the shares on the exercise date without the possibility of liability under Section 16(b) of the Securities Exchange Act of 1934, (in all likelihood because of an open market purchase in the prior six months) the officer will not recognize income until either the first date within six months after the date of exercise on which the shares so purchased may be disposed of without the possibility of such liability (which under certain circumstances may be the exercise date) or the exercise date if the officer elects to recognize income on that date by making the appropriate election with the Internal Revenue Service within 30 days after exercise (in either case, the "Section 16(b) Tax

Date"). On the Section 16(b) Tax Date, an officer will recognize income in the amount by which the fair market value of the shares on such date exceeds the option price, and the company will receive a deduction. Upon any subsequent sale of shares by an optionee, other than an officer, the optionee's basis in the shares purchased for determining gain or loss will be their fair market value on the date of exercise, if such shares were acquired for cash. In the case of an officer, the basis in shares acquired for cash upon the exercise of a non-qualified stock option will be their fair market value on the Section 16(b) Tax Date.

     If the exercise of the non-qualified stock option is made by delivery of shares of Common Stock in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of new shares has the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered is included in the optionee's income at the fair market value thereof at the time of exercise (or, in the case of an officer at the Section 16(b) Tax Date). If the shares are capital assets in the hands of an optionee, any gain or loss recognized upon the sale or other disposition of these shares will be capital gain or loss, either long-term or short-term depending upon the holding period of the shares (which begins on the date the optionee recognizes income with respect to such shares, except for the shares deemed to be received in a tax-free transaction as described above).

     Upon the exercise of an ISO, an optionee will not recognize taxable income, and the Company will not be entitled to a deduction. The excess of the fair market value of each share over the option price at the date of exercise (or in the case of officers at the Section 16(b) Tax Date) is an item of adjustment for alternative minimum tax. The alternative minimum tax paid with respect to the exercise of an ISO in one year will be a credit against regular tax in subsequent years. In the year the optionee sells stock acquired under an ISO, the optionee's basis in the stock for determining gain or loss for alternative minimum tax purposes is increased by the amount treated as an item of adjustment in year the option was exercised. If the holding period requirements for Section 422(a) are met by the optionee (i.e., no disposition of the shares is made by the optionee within two years of the grant of the option and within one year after the transfer of the shares to the optionee), then any gain or loss recognized by the optionee upon disposition of the shares will be treated as long-term capital gain or loss (assuming the shares are capital assets in the hands of the optionee).

     If the shares acquired on exercise of an ISO are disposed of prior to the expiration of either of the required holding periods, the optionee will recognize ordinary income in the disposition year. The amount of ordinary income will be the lesser of (a) the excess of the fair market value of the shares on the date of exercise of the option over the option price, or (b) the amount realized on the disposition of the shares over the amount paid for such shares, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. (For an officer the fair market value referred to in clause (a) will be determined on the Section 16(b) Tax Date.) The Company will receive a deduction at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the optionee, subject to general rules pertaining to the reasonableness of compensation. In addition, long-term or short-term capital gain may be recognized by the optionee in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the option price and the ordinary income recognized by the optionee.

     If the exercise of an ISO is made by delivery of shares of Common Stock in payment of the option price, and such delivered shares were not acquired upon the exercise of an ISO or if so acquired are delivered after expiration of the holding period requirements, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of new shares has the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered has a zero basis. If shares so acquired are sold more than two years after the ISO was granted and more than one year after the transfer of the shares to the optionee, the gain or loss arising from the sale based upon the amount realized upon such sale will constitute long-term capital gain or loss (assuming the shares are capital assets in the hands of the optionee). Proposed Treasury regulations provide that, if an ISO is exercised with previously acquired shares, and any of the shares received on exercise are disposed of before the holding period requirements are satisfied, such disposition shall be deemed to be a disposition of the shares with the lowest basis acquired upon exercise of the ISO. The exercise of an ISO by delivery of shares acquired upon the exercise of an ISO prior to the expiration of the holding period requirements will be deemed to be a taxable exchange and a disqualifying disposition of the ISO stock so delivered; but the shares so purchased should still be entitled to ISO treatment as described above if the applicable holding period requirements are met.

     If an option is exercised by the estate of an optionee, the above-described holding period requirements do not apply, and when the estate disposes of the stock acquired by exercise of the option, it will not recognize any ordinary income. The estate, however, may recognize long-term or short-term capital gain and any long-term capital gain may be subject to the alternative minimum tax. The Company will receive no deduction.

     The foregoing is not to be considered as tax advice to any person who may be an optionee, and any such persons are advised to consult their own tax counsel.

     The Company has the right to require an optionee to pay applicable withholding taxes at the time of, and the Committee can accept Common Shares received or previously acquired to satisfy the withholding requirements up to the optionee's entire tax liability arising from, the exercise.

Recommendation

     The Board of Directors, believing that the Company and its shareholders will benefit from the continuation of the Plan as amended, hereby recommends that shareholders vote FOR approval of the Stock Option Plan as amended.

     The affirmative vote of a majority of the shares present and voting at the meeting will be required for approval of the Stock Option Plan as amended.

                                 MISCELLANEOUS

     Solicitation of Proxies. The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. To aid in the solicitation of proxies, the Company has retained Beacon Hill Partners, Inc. which will receive a fee for its services of $5,500 plus up to $1,500 in expenses. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Company's Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

     Incorporation by Reference. The Report on Executive Compensation on pages 10 to 12 and Section E. Performance Graph on page 9 of this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates said report or said graph by reference and neither the report nor the graph shall otherwise be deemed filed under such Acts.

     Next Annual Meeting. The Bylaws presently provide that the Annual Meeting of the Shareholders of the Company will be held on the second Monday in May in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 1996 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before November 16, 1995.

     Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing in your proxy promptly, no matter how large or how small your holdings may be.

                         By Order of the Board of Directors,

                         PAUL R. HUNDT
                         Secretary

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 9 contains a description in tabular form of a graph entitled "Performance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard and Poor's 500 Stock Index and the DJ Industrial Diversified Index for the period of five years commencing December 31, 1989 and ending December 31, 1994, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                                   CRANE CO.
                   Annual Meeting of Shareholders May 8, 1995
          This Proxy is Solicited on Behalf of the Board of Directors

P   The undersigned does hereby appoint and constitute E. T. Bigelow, Jr.,
R   R. S. Evans and D. C. Minton, and each of them, his true and lawful agents
O   and proxies with power of substitution, and hereby authorizes each of them
X   to vote, as directed on the reverse side of this card, or, if not so
Y directed, in accordance with the Board of Directors' recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on March 10, 1995 at the Annual Meeting of Shareholders of Crane Co. to be held in the Freedom II Meeting Room at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut on Monday, May 8, 1995 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such matters as may come before said meeting.

    Election of Directors, Nominees:

    Mone Anathan III, Richard S. Forte, Jean Gaulin

    You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------

    Please mark your                                                      0309
X   votes as in this
    example.

    This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2 and 3.


- - -------------------------------------------------------------------------------
           The Board of Directors recommends a vote FOR all nominees
                           and FOR proposals 2 and 3.
- - -------------------------------------------------------------------------------

1. Election of Directors (See Reverse)
   FOR [ ]   WITHHELD [ ]

2. Approval of Independent Auditors
   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. Approval of Stock Option Plan as Amended
   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

For, except vote withheld from the following nominee(s):

- - --------------------------------------------------------

- - -------------------------------------------------------------------------------

                          The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                          Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                          -----------------------------------------------------

                          -----------------------------------------------------
                           SIGNATURE(S)                           DATE